Bandwidth Announces Fourth Quarter and Full Year 2021 Financial Results
Full year Total Revenue of $491 million, up 43% year-over-year
Full year CPaaS Revenue of $414 million, up 39% year-over-year

February 23, 2022

Conference Call
Conference call to discuss the Company’s financial results for the fourth quarter and full year ended December 31, 2021 on February 23, 2022, via the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2021.
“I am very pleased with our strategic, operational and financial achievements in 2021. We helped customers unlock the potential of the cloud, deepened existing relationships and rose to the challenge of DDoS, all while delivering strong financial results,” stated David Morken, Chief Executive Officer of Bandwidth. “We have strengthened our ability to provide customers with unparalleled enterprise-grade service across the globe. With the successful completion of our integration efforts and globally aligned operations, we are uniquely positioned to be the global platform of choice for cloud communications transformation.”
Fourth Quarter and Full Year 2021 Financial Highlights
The following table summarizes the consolidated financial highlights as of December 31, 2021 (in millions, except per share amounts). (1)

Conference Call Details
February 23, 2022
5:00 pm ET
Domestic dial-in:
(855) 327-6837
International dial-in:
(631) 891-4304

Replay information
An audio replay of this conference call will be available through March 2, 2022, by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering passcode 10018013.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
CPaaS Revenue (2)	$98	$101	$298	$414
Total Revenue (2)	$113	$126	$343	$491
Consolidated Gross Margin	46%	42%	46%	45%
Non-GAAP Gross Margin	49%	47%	49%	49%
CPaaS Gross Margin	47%	48%	46%	47%
Non-GAAP CPaaS Gross Margin	51%	53%	50%	53%
Net Loss	$(20)	$(8)	$(44)	$(27)
Non-GAAP Net Income	$4	$2	$14	$26
Net loss per share, basic and diluted	$(0.81)	$(0.33)	$(1.83)	$(1.09)
Weighted average shares outstanding, basic and diluted	25	25	24	25
Non-GAAP net income per Non-GAAP share	$0.13	$0.09	$0.55	$0.97
Non-GAAP weighted average shares outstanding, diluted	27	25	26	26
Adjusted EBITDA	$8	$8	$26	$50

(1) Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
(2) For the twelve months following acquisition closing on November 2, 2020, Voxbone contributed CPaaS revenue of $17 million and $81 million in 2020 and 2021, respectively and Other revenue of $1 million and $3 million in 2020 and 2021, respectively.

	Year ended December 31,
	2020	2021
Active CPaaS Customers (1)	2,848	3,228
Dollar-based net retention rate (1)	131%	110%
Normalized dollar-based net retention rate (2)	123%	117%
(1) Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
(2) Normalizing for estimated benefit from COVID-related usage revenue of $11 million and $2 million political messaging benefit in 2020 and estimated loss of revenue from previously disclosed DDoS attack of approximately $10 million in 2021.

“I'm proud of our team for delivering another strong performance in the fourth quarter, despite the approximate impact of $10 million from DDoS. We exceeded both top and bottom-line guidance for the quarter and full year along with our original 2021 revenue and non-GAAP EPS guidance,” said Daryl Raiford, Chief Financial Officer of Bandwidth. “While the DDoS event continues to affect some customer demand, our profitable operations support our ability to fully invest in our long-term growth. We continue to feel optimistic about the sizable market opportunity ahead of us.”

Fourth Quarter Customer and Company Highlights
•Bandwidth announced Duet for Genesys, a global BYOC solution to accelerate the enterprise contact center move to the cloud. This is the third Duet partnership after Microsoft and RingCentral, and the first in the contact center space. Duet for Genesys enables enterprise customers to unbundle telephony and enjoy cloud-based flexibility, easier integrations and global scale with market leader Genesys.
•A game-changing CCaaS provider chose to expand with Bandwidth in the U.S. and Canada. Previously, Bandwidth powered their contact center platform with our voice services internationally, primarily in Europe. The customer values the call quality and ability to scale on the Bandwidth platform around the world.
•Bandwidth also expanded wallet share within a global customer bundling UCaaS and CCaaS solutions to create a better customer experience. The expanded relationship includes an immediate 50% increase in international voice services and the opportunity to gain more. In addition to the expanded international business, Bandwidth is their primary provider for local numbers and inbound calling in the U.S. and their exclusive emergency services provider.
•A marketing and advertising software provider chose Bandwidth's programmable messaging APIs to power its software that helps small businesses communicate with their end-consumers in the U.S., Canada and Europe. Bandwidth was chosen for the ability to provide enterprise-grade service and improved message deliverability over their previous CPaaS provider.

Financial Outlook
Bandwidth’s outlook assumes current business conditions, current foreign currency exchange rates including the effect of weakened US dollar rates, divestitures and an estimated impact of $16 million - $24 million in 2022 arising from the previously disclosed 2021 DDoS attacks. Bandwidth is providing guidance for its first quarter and full year 2022 as follows:

	Q1 2022 Guidance	Full Year 2022 Guidance
Total Revenue (millions) (1)	$125 - $127	$547 - $555
Non-GAAP earnings per share (2)	($0.11) - ($0.07)	$0.03 - $0.09
(1) Following a successful completion of its Voxbone integration efforts, a strategic organization of its go-to-market, operating and development functions in first quarter 2022, and recently concluded or ongoing non-core business divestments, Bandwidth has aligned its operating segment during first quarter 2022 to focus exclusively on its global CPaaS market opportunity. Accordingly, segment disclosure going forward along with the company’s financial outlooks and results will reflect the company’s singular CPaaS market focus.
(2) Assumes weighted average share count of approximately 31.2 million in 1Q 2022 and weighted average diluted share count of 31.3 million in FY 2022. Bandwidth adopted ASU 2020-06 on January 1, 2022 using modified retrospective method and accounted for our convertible notes due 2026 and 2028 on a whole-instrument basis. Upon adoption, diluted EPS is calculated using the "If-Converted Method" which results in an increase in weighted average diluted shares count of 4.8 million shares.

Bandwidth has not reconciled its first quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Morgan Stanley Technology, Media & Telecom Conference in San Francisco, CA on Wednesday, March 9.
Live webcasts and replays of the fireside chat will be available on the Investor Relations section of the company’s website at https://investors.bandwidth.com.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global communications software company that helps enterprises connect people around the world with cloud-ready voice, messaging, and emergency services. Backed by the largest directly-connected network on the planet, companies like Cisco, Google, Microsoft, RingCentral, Uber and Zoom use Bandwidth's APIs to easily embed communications into software and applications. Bandwidth has more than 20 years in the technology space and is the first and only Communications Platform-as-a-Service (CPaaS) provider offering a robust selection of APIs built around our own global network. Our award-winning support teams help businesses around the world solve complex communications challenges every day. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the first quarter 2022 and full-year 2022, attractiveness of our product offerings, our platform, the value proposition of our products, and our assessment of the impact of the distributed denial of service ("DDoS") attacks discussed herein and in previous press releases are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, legal, reputational and financial risks which may result from the DDoS attacks or other cybersecurity incidents, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.
We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, net cost associated with early lease terminations and leases without economic benefit, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, loss (gain) from disposal of property and equipment and net cost associated with early lease terminations and leases without economic benefit. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. Customers of acquired businesses are included in the subsequent year’s calendar quarter of acquisition. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Revenue	$113,047	$126,132	$343,113	$490,907
Cost of revenue	61,357	72,602	185,252	272,384
Gross profit	51,690	53,530	157,861	218,523
Operating expenses:
Research and development	12,743	15,664	42,059	55,173
Sales and marketing	13,479	13,649	40,552	51,817
General and administrative	37,685	28,289	88,755	113,770
Total operating expenses	63,907	57,602	171,366	220,760
Operating loss	(12,217)	(4,072)	(13,505)	(2,237)
Other expense, net	(6,487)	(8,190)	(15,467)	(28,958)
Loss before income taxes	(18,704)	(12,262)	(28,972)	(31,195)
Income tax (provision) benefit	(1,222)	4,088	(15,005)	3,833
Net loss	$(19,926)	$(8,174)	$(43,977)	$(27,362)

Net loss per share, basic and diluted	$(0.81)	$(0.33)	$(1.83)	$(1.09)
Weighted average number of common shares outstanding, basic and diluted	24,650,258	25,135,355	24,092,574	25,090,916

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021

	(In thousands)
Cost of revenue	$47	$62	$208	$252
Research and development	537	593	2,118	2,648
Sales and marketing	385	299	1,525	1,890
General and administrative	1,606	1,991	6,030	9,747
Total	$2,575	$2,945	$9,881	$14,537

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of December 31,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$72,163	$331,453
Restricted cash	9,274	836
Other investments	40,000	—
Accounts receivable, net of allowance for doubtful accounts	55,243	61,572
Deferred costs	2,411	3,204
Prepaid expenses and other current assets	14,508	15,820
Total current assets	193,599	412,885
Property and equipment, net	51,645	69,604
Operating right-of-use asset, net	19,491	14,061
Intangible assets, net	248,055	211,217
Deferred costs, non-current	3,604	4,676
Other long-term assets	1,975	8,673
Goodwill	372,239	344,423
Total assets	$890,608	$1,065,539
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,665	$9,142
Accrued expenses and other current liabilities	63,065	65,921
Current portion of deferred revenue	6,515	6,248
Advanced billings	5,429	6,380
Operating lease liability, current	5,515	5,807
Total current liabilities	92,189	93,498
Other liabilities	1,707	6,018
Operating lease liability, net of current portion	17,202	10,958
Deferred revenue, net of current portion	6,386	7,634
Deferred tax liability	61,005	48,396
Convertible senior notes	282,196	486,440
Total liabilities	460,685	652,944
Stockholders’ equity:
Class A and Class B common stock	24	25
Additional paid-in capital	451,463	502,477
Accumulated deficit	(49,505)	(76,867)
Accumulated other comprehensive income (loss)	27,941	(13,040)
Total stockholders’ equity	429,923	412,595
Total liabilities and stockholders’ equity	$890,608	$1,065,539

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2020	2021
Cash flows from operating activities
Net loss	$(43,977)	$(27,362)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	16,803	36,642
Right-of-use asset amortization	4,812	5,722
Amortization of debt discount and issuance costs	15,647	26,754
Stock-based compensation	9,881	14,537
Deferred taxes	14,266	(8,318)
Loss on disposal of property and equipment	334	832
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(18,832)	(6,711)
Prepaid expenses and other assets	(3,823)	(6,751)
Accounts payable	315	1,992
Accrued expenses and other liabilities	14,393	9,693
Operating right-of-use liability	(5,301)	(6,227)
Net cash provided by operating activities from continuing operations	4,518	40,803
Cash flows from investing activities
Purchase of property and equipment	(12,273)	(20,686)
Capitalized software development costs	(2,319)	(3,926)
Purchase of land	—	(30,017)
Proceeds from sale of land	—	17,462
Purchase of other investments	(230,780)	—
Proceeds from sales and maturities of other investments	190,780	40,000
Acquisition, net of cash acquired	(400,493)	—
Net cash (used in) provided by investing activities	(455,085)	2,833
Cash flows from financing activities
Payments on finance leases	(28)	(212)
Proceeds from issuance of convertible senior notes	400,000	250,000
Purchase of capped call	(43,320)	(25,500)
Payment of Acquisition holdback	—	(6,689)
Payment of debt issuance costs	(11,990)	(7,544)
Proceeds from exercises of stock options	4,073	926
Value of equity awards withheld for tax liabilities	(1,844)	(3,954)
Net cash provided by financing activities	346,891	207,027
Effect of exchange rate changes on cash, cash equivalents and restricted cash	109	189
Net (decrease) increase in cash, cash equivalents, and restricted cash	(103,567)	250,852
Cash, cash equivalents, and restricted cash, beginning of period	185,004	81,437
Cash, cash equivalents, and restricted cash, end of period	$81,437	$332,289

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Consolidated Gross Profit	$51,690	$53,530	$157,861	$218,523
Consolidated Gross Profit Margin %	46%	42%	46%	45%
Depreciation	2,578	3,104	9,536	12,051
Amortization of acquired intangible assets	1,445	2,064	1,445	8,543
Stock-based compensation	47	62	208	252
Non-GAAP Gross Profit	$55,760	$58,760	$169,050	$239,369
Non-GAAP Gross Margin %	49%	47%	49%	49%
By Segment
CPaaS

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
CPaaS Gross Profit	$45,892	$48,600	$137,384	$196,545
CPaaS Gross Profit Margin %	47%	48%	46%	47%
Depreciation	2,578	3,104	9,536	12,051
Amortization of acquired intangible assets	1,445	2,064	1,445	8,543
Stock-based compensation	47	62	208	252
Non-GAAP CPaaS Gross Profit	$49,962	$53,830	$148,573	$217,391
Non-GAAP CPaaS Gross Margin %	51%	53%	50%	53%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021

Net loss	$(19,926)	$(8,174)	$(43,977)	$(27,362)
Stock-based compensation	2,575	2,945	9,881	14,537
Amortization of acquired intangibles	3,276	4,624	3,666	19,119
Amortization of debt discount and issuance costs for convertible debt	4,713	7,279	15,565	26,672
Acquisition-related expenses	12,713	—	14,458	—
Loss on disposal of property and equipment	71	475	334	832
Estimated tax effects of adjustments (1)	(758)	(11,534)	(758)	(15,036)
Valuation allowance (2)	851	9,337	15,024	9,552
Income tax benefit of option exercises	—	(2,603)	—	(2,603)
Non-GAAP net income	$3,515	$2,349	$14,193	$25,711

Net loss per share, basic and diluted	$(0.81)	$(0.33)	$(1.83)	$(1.09)

Non-GAAP net income per Non-GAAP share
Basic	$0.14	$0.09	$0.59	$1.02
Diluted	$0.13	$0.09	$0.55	$0.97

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	24,650,258	25,135,355	24,092,574	25,090,916
Convertible debt conversion	1,967,546	—	1,022,941	987,149
Stock options issued and outstanding	243,936	157,658	443,738	180,318
Nonvested RSUs outstanding	353,367	70,650	352,854	197,538
Non-GAAP diluted shares	27,215,107	25,363,663	25,912,107	26,455,921
________________________
(1) The Non-GAAP tax-effect adjustments are calculated based on statutory tax rates in the jurisdictions where the Company has tax filings. When the Company has a valuation allowance recorded and no tax benefits will be recognized, the rate in that jurisdiction is considered to be zero. The rate was 1.8% and 13.2% for the years ended December 31, 2020 and 2021, respectively.
(2) The Company recognized a tax expense of $15.0 million and $9.6 million to record a valuation allowance on U.S. deferred tax assets in the years ended December 31, 2020 and 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Net loss	$(19,926)	$(8,174)	$(43,977)	$(27,362)
Income tax provision (benefit) (1)	1,222	(4,088)	15,005	(3,833)
Interest expense, net	4,749	7,960	13,672	28,784
Depreciation	3,600	4,540	13,137	17,523
Amortization	3,276	4,624	3,666	19,119
Acquisition-related expenses	12,713	—	14,458	—
Stock-based compensation	2,575	2,945	9,881	14,537
Loss on disposal of property and equipment	71	475	334	832
Adjusted EBITDA	$8,280	$8,282	$26,176	$49,600
________________________
(1) Includes $15.0 million and $9.6 million of tax expense to record a valuation allowance on U.S. deferred tax assets in the years ended December 31, 2020 and 2021, respectively.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Net cash (used in) provided by operating activities	$(6,813)	$17,115	$4,518	$40,803
Net cash used in investing in capital assets (1) (2)	(3,210)	(8,848)	(14,592)	(37,167)
Free cash flow	$(10,023)	$8,267	$(10,074)	$3,636
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.
(2) Includes the net cash used from the purchase of land of $(30.0) million offset by the proceeds from sale of land of $17.5 million from investing activities of the statement of cash flows for the year ended December 31, 2021.